SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	February 14, 2003

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

001-03034	41-0448030

(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Suite 3000
Minneapolis, Minnesota	55402

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(612) 330-5500

(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
EX-99.01 Registration Statement Excerpts

Item 5. Other Events

     On February 14, 2003, Xcel Energy Inc. filed, in accordance with a Registration Rights Agreement dated November 21, 2002 between Xcel Energy Inc. and the initial purchasers party thereto (the “Registration Rights Agreement”), a Registration Statement on Form S-1 (the “Registration Statement”), with the Securities and Exchange Commission with respect to the registration for sale by certain selling security shareholders named therein under the Securities Act of 1933, as amended (the “Act”) of $230,000,000 aggregate principal amount of the Xcel Energy’s 71/2% Convertible Senior Notes due 2007 (the “Notes”), the shares of Common Stock of the Company, par value $2.50 per share (the “Common Stock”), issuable upon conversion of the Notes, and rights to purchase Common Stock pursuant to a stockholder protection rights agreement that trades with each share of Common Stock (the “Rights”). The Notes were issued pursuant to an indenture, dated November 21, 2002 (the “Indenture”), by and between the Company and Wells Fargo Minnesota, National Association, as trustee. For more information with respect to the initial issuance of the Notes please refer to our Current Report on Form 8-K filed on November 21, 2002. Excerpts from the Registration Statement containing certain updated information regarding Xcel Energy are attached as Exhibit 99.01.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

99.01	Registration Statement Excerpts

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Xcel Energy Inc.
(a Minnesota Corporation)

By:	/s/ Richard C. Kelly Richard C. Kelly Vice President and Chief Financial Officer

Dated: February 19, 2003

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